Exhibit 10.1

FORM OF MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT is made and entered into as of                   ,  200[ ] by and among LNR Capital Corporation, a Maryland corporation (the “Company”), for itself and on behalf of its subsidiaries as the same may exist from time to time, and LNR Capital Management LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

WHEREAS, the Company is a corporation organized on June 30, 2005 that will elect to be taxed as a REIT (as defined below) for federal income tax purposes; and

WHEREAS, as of the date of this Agreement, the Company is indirectly wholly-owned by LNR Property Holdings, Ltd. (“LNR”), a Bermuda exempted company; and

WHEREAS, concurrently with the completion of the initial public offering of the Company’s common stock, subsidiaries of LNR will (i) sell to the Company, which will in turn transfer to the Operating Partnership (as defined below) or one or more of the Operating Partnership’s subsidiaries a portion of the Initial Portfolio (as defined in the Registration Statement) and (ii) contribute to the Operating Partnership the remainder of the Initial Portfolio; and

WHEREAS, the Company is the general partner of the Operating Partnership; and

WHEREAS, the Company desires to retain the Manager to provide services provided for in this Agreement to the Company on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services on such terms and conditions.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.          DEFINITIONS.

The following terms have the meanings assigned them:

(a)           “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)           “Agreement” means this Management Agreement, as amended from time to time.

(c)           “Assets” has the meaning set forth in Section 2(a) hereof.

(d)           “Base Management Fee” means per month an amount equal to the sum of (i) 0.167% of the sum up to $1,000,000,000 of the Equity and OP Minority Interest Value as of the last day of such month and (ii) 0.146% of the sum in excess of $1,000,000,000 of the Equity and OP Minority Interest Value as of the last day of such month.

(e)           “B-Notes” mean subordinated interests in mortgage loans (i) secured by first mortgages on properties and (ii) subordinated to senior interests in the mortgage loans (e.g., A-Notes) secured by the same first mortgages on the same properties.

(f)            “Board of Directors” means the Board of Directors of the Company.

(g)           “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)            “Common Share” means a share of capital stock of the Company now or hereafter authorized as common voting stock of the Company.

(j)            “Common Unit” has the meaning as defined in the Operating Partnership Agreement.

(k)           “Companies” has the meaning set forth in Section 2(a) hereof.

(l)            “Company Account” has the meaning set forth in Section 5 hereof.

(m)          “Company Indemnified Party” has the meaning set forth in Section 11(c) hereof.

(n)           “Effective Termination Date” has the meaning set forth in Section 13(b) hereof.

(o)           “Equity” means, for purposes of calculating the Base Management Fee, the sum of the net proceeds from any issuance of the Company’s Equity Securities, after deducting any underwriting discounts, placement fees and commissions and other expenses and costs relating to the issuance, plus (or minus) the Company’s retained earnings (or deficit) at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that the Company pays for repurchases of Equity Securities.

(p)           “Equity Securities” means the Common Shares, any preferred stock, any securities convertible into Common Shares or any other securities issued by the Company from time to time that are treated as equity on the books and records of the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)            “Excess Funds” has the meaning set forth in Section 2(h).

(s)           “Expenses” has the meaning set forth in Section 9.

(t)            “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

(u)           “Guidelines” shall have the meaning set forth in Section 3(b) hereof.

(v)           “Indemnified Party” has the meaning set forth in Section 11(b) hereof.

(w)          “Independent Directors” means the members of the Board of Directors who are not, and have not been within the last two years, officers or employees of LNR or any Person that is an Affiliate of the Manager or LNR and who are otherwise “independent” in accordance with the Company’s Governing Instruments or any code or guideline adopted by the Board of Directors, and if applicable, the rules of any national securities exchange or other trading system on which the Common Shares are listed.

(x)            “Initial Term” has the meaning set forth in Section 13(a) hereof.

(y)           “Investment Company Act” means the Investment Company Act of 1940, as amended.

(z)            “Investments” means the investments of the Partnership Companies.

(aa)         “LNR” has the meaning set forth in the recitals to this Agreement.

(bb)         “Monitoring Services” has the meaning set forth in Section 2(b).

(cc)         “Notice of Proposal to Negotiate” has the meaning set forth in Section 13(b) hereto.

(dd)         “Operating Partnership” means LNR Capital Limited Partnership, a Delaware limited partnership.

(ee)         “Operating Partnership Agreement” means the partnership agreement of the Operating Partnership, dated as of the date hereof, as amended from time to time.

(ff)           “OP Minority Interest Value” means the value of any minority interest as such value appears on the balance sheet of the Company attributable to the Operating Partnership.

(gg)         “Partnership Companies” has the meaning set forth in Section 2(a) hereof.

(hh)         “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(ii)           “Portfolio Management Services” has the meaning set forth in Section 2(b) hereof.

(jj)           “REIT” means a “real estate investment trust” as defined under the Code.

(kk)         “Registration Statement” means the Form S-11 filed by the Company (Registration Number 333-126803) on July 22, 2005, as amended from time to time.

(ll)           “Renewal Term” has the meaning as set forth in Section 13(a) hereto.

(mm)       “ROFO Investment Opportunity” has the meaning set forth in Section 3(a) hereto.

(nn)         “ROFO Investments” means any of the following assets:

(i)            unrated (by all rating agencies) and non-investment grade rated (by all rating agencies) commercial mortgage backed securities;

(ii)           preferred shares of, unrated (by all rating agencies) and non-investment grade rated (by all rating agencies) collateralized debt obligations and other resecuritizations of commercial real estate assets;

(iii)          B-Notes;

(iv)          mezzanine loans that are secured by equity interests in an entity that directly or indirectly owns real property;

(v)           debt of other real estate investment trusts and companies that invest in real estate assets; and

(vi)          synthetic investments (including derivatives) that are related to the non-investment grade collateral or on the non-synthetic assets otherwise included in this definition of ROFO Investments. Synthetic investments are based upon financial instruments (including, without limitation, credit derivative contracts or notes) that are related to the non-investment grade collateral or the non-synthetic assets otherwise included in this definition of ROFO Investments, that reference or transfer the economic risk of an underlying financial instrument, without requiring ownership of such underlying instrument.

(oo)         “Subsidiary” means any subsidiary of any Person; any partnership, the general partner of which is such Person or any subsidiary of such Person; and any limited liability company, the managing member of which is such Person or any subsidiary of such Person.

(pp)         “Termination Fee” has the meaning set forth in Section 13(c) hereof.

(qq)         “Termination Notice” has the meaning set forth in Section 13(b) hereof.

(rr)           “Treasury Regulations” means the regulations promulgated under the Code from time to time, as amended.

(ss)         “200[ ] Company’s Stock Incentive Plan” means the stock incentive plan adopted by the Company on [         ], 200[ ].

(tt)           “Underwriting Agreement” means the underwriting agreement, dated as of [               ], 200[ ] among the Company, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

SECTION 2.          APPOINTMENT AND DUTIES OF THE MANAGER.

(a)           Subject to the further terms and conditions set forth in this Agreement, the Company hereby appoints the Manager to manage the assets (whether or not included on a balance sheet) (collectively, the “Assets”) and the day-to-day operations of the Company, the Operating Partnership and any and all of its Subsidiaries (the Operating Partnership and its Subsidiaries, collectively, the “Partnership Companies”, and together with the Company, the “Companies”).  The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein consistent with the Company’s status as a REIT and the Companies’ exclusion from regulation under the Investment Company Act.  Subject to Section 2(c) below, the Manager shall be the exclusive manager of the Assets, except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, in accordance with the terms of this Agreement, to delegate its duties hereunder to be provided by third parties.

(b)           The Manager will provide a management team, consisting of a Chairman, Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer, along with appropriate support personnel, to provide the management services to be provided by the Manager to the Companies hereunder.

(c)           The Manager will be subject to the supervision and direction of the Company’s Board of Directors and will have such functions and authority as set forth herein and as the Company may delegate to it.  The Manager will perform (or cause to be performed) such services and activities relating to the Assets and day-to-day operations of the Companies as may be appropriate, on behalf of the Company, on its own behalf and in its capacity as general partner of the Operating Partnership, and at the Companies’ expense, as provided in Section 9 hereof, which services and activities include, without limitation:

(i)            serving as the Company’s consultant as to any review of the Guidelines (as defined in Section 3(a)) and other policies for approval by the Board of Directors;

(ii)           assisting the Company in developing criteria for asset purchase commitments and investment opportunities that are specifically tailored to the Companies’ investment objectives;

(iii)          coordinating and managing the investigation, analysis and selection of asset purchase commitments and investment opportunities, subject to Section 9 hereof;

(iv)          conducting negotiations on behalf of the Companies with sellers and purchasers and their respective agents, representatives and investment bankers with respect to any prospective Investment by any of the Companies and any sale, exchange or other disposition of any Investment by the Companies;

(v)           engaging, on behalf of the Companies and at the Companies’ expense, and supervising independent contractors which provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to the Investments;

(vi)          coordinating and managing (a) operations of any joint venture or co-investment interests held by the Companies and (b) the resolution of any matters or issues with the joint venture or co-investment partners that may arise;

(vii)         providing executive and administrative personnel, office space and office services required in rendering services to the Companies;

(viii)        administering the day-to-day operations of the Companies and performing and supervising the performance of such other administrative functions necessary to the management of the Companies, including, without limitation, the collection of revenues and the payment of the Companies’ debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix)           using commercially reasonable efforts to communicate on behalf of the Companies with the holders of any equity or debt securities of the Companies as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets, contractual obligations and to maintain effective relations with such holders;

(x)            counseling the Company with respect to policy decisions to be made by the Board of Directors;

(xi)           evaluating and recommending to the Board of Directors hedging strategies and engaging in hedging activities on behalf of the Companies, consistent with such strategies, as so modified from time to time, with the Company’s and any relevant Partnership Company’s status as a REIT, and with the Guidelines;

(xii)          counseling the Company and any relevant Partnership Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

(xiii)         counseling the Company regarding the maintenance by the Companies of their exclusion from regulation under the Investment Company Act and monitoring compliance with the requirements for maintaining such exception;

(xiv)        representing, making recommendations to and otherwise advising the Companies in connection with (a) the purchase and finance of, and commitment to purchase and finance, mortgage loans (including on a portfolio basis), real estate, real estate securities, other real estate-related assets and non-real estate related assets by the Companies, (b) obtaining appropriate warehouse or other financings for the Companies’ assets and (c) structuring long-term financing vehicles for, the Companies’ portfolio of assets, and arranging for the offering for sale and selling securities publicly or privately in connection with any such structured financing;

(xv)         furnishing reports and statistical and economic research to the Company regarding the Companies’ assets and investments and services performed for the Companies;

(xvi)        monitoring the operating performance of the Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii)       investing and reinvesting any money or securities of the Companies (including investing in short-term Investments pending investment in other Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders, members and partners of the Companies) and advising the Companies as to their capital structure and capital raising;

(xviii)      causing the Companies to retain accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and non-taxable or taxable REIT subsidiaries and to conduct quarterly compliance reviews with respect thereto;

(xix)         causing the Companies to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx)          using commercially reasonable efforts to cause the Companies to comply with all regulatory requirements in respect of its or their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act; provided, however, to the extent that such compliance involves investigatory and other non-ordinary course compliance, such compliance assistance will be at the expense of the Companies in accordance with the terms of Section 9 hereof;

(xxi)         using commercially reasonable efforts to cause the Companies to take all necessary actions to enable the Companies to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code and Treasury Regulations applicable to REITs;

(xxii)        handling, prosecuting and settling all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which any of the Companies, the Board of Directors, the holders of the Company’s securities or the Company’s representatives may be involved or to which any of the Companies may be subject arising out of any of the Companies’ day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xxiii)       using commercially reasonable efforts to cause expenses incurred by or on behalf of the Companies to be commercially reasonable or commercially customary and within any budgeted parameters as set forth in the annual budget of the Company as adopted by the Board of Directors from time to time pursuant to the budget guidelines (attached hereto as Exhibit B) or, in the absence of such budget, within the expense guidelines set by the Board of Directors from time to time;

(xxiv)       performing such other services as may be required from time to time for management and other activities relating to the Assets as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxv)        using commercially reasonable efforts to cause the Companies to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Companies with respect to the Investments.  Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Companies’ portfolio of assets; the collection of information and the submission of reports pertaining to the Companies’ assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Companies’ portfolio of assets; acting as liaison between the Companies and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management.  Additionally, the Manager will provide monitoring services (the “Monitoring Services”) in respect of the Assets and any loan servicing activities provided by third parties.  The Monitoring Services will include, to the extent applicable, acting as a liaison between the servicers of the Assets and the Companies; review of servicers’ delinquency, foreclosure and other reports on assets; supervising claims filed under any insurance policies; and enforcing the obligation of any servicer to purchase assets.

(d)           The Manager may enter into agreements with other parties, including its Affiliates, for the purpose of engaging one or more parties for and on behalf and at the sole cost and expense of, the Companies to provide other services to the Companies (including, without limitation, Portfolio Management Services and Monitoring Services) pursuant to agreement(s) with terms which are customary and reasonable; provided that (x) prior to retaining any party to provide any material Portfolio Management Services and Monitoring Services at the sole cost and expense of the Manager, such party and the type of services to be performed by such party shall be approved by a majority of the Independent Directors, and (y) any such agreements entered into with Affiliates of the Manager for account of the Company shall be approved by a majority of the Independent Directors.

(e)           The Manager may retain, for and on behalf and at the sole cost and expense of, the Companies, such services of accountants, legal counsel, appraisers, insurers,

brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems reasonably necessary or advisable in connection with the management and operations of the Companies.  Notwithstanding anything contained herein to the contrary, the Manager shall have the right to arrange any such services to be rendered by its employees or Affiliates, provided, however, that the Manager must provide a quarterly summary to the Board of Directors of any such services performed by Affiliates and the fees and expenses paid by the Company related thereto and such summary must be approved by a majority of the Independent Directors.  The Companies shall pay or reimburse the Manager or its Affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(f)            As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Companies, prepare, or cause to be prepared, with respect to any Investment, reports and other information with respect to such Investment as may be reasonably requested by the Company.

(g)           The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Companies, all reports, financial or otherwise, with respect to the Companies reasonably required by the Board of Directors in order for each of the Companies to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Companies’ books of account by a nationally recognized independent accounting firm.

(h)           The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Companies, regular reports for the Board of Directors to enable the Board of Directors to review the Companies’ acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines and policies approved by the Board of Directors.

(i)            Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional moneys is proven by the Company to have been required solely as a direct result of the Manager’s acts or omissions which result in the Company’s exercise of its right to terminate this Agreement pursuant to Section 15 of this Agreement, the Manager shall not be required to expend money (“Excess Funds”) to fund any expenses that are required to be paid for or reimbursed by the Companies pursuant to Section 9 hereof in excess of that contained in any applicable Company Account (as herein defined).  Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Sections 13(a) or 15 of this Agreement to terminate this Agreement.

(j)            The Manager is authorized, for and on behalf, and at the sole cost and expense of the Companies, to employ such securities dealers for the purchase and sale of investment assets of any of the Partnership Companies as may, in the good faith judgment of the

Manager, be necessary to obtain the best commercially available net results for the Companies taking into account such factors as the policies of the Company, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Manager is authorized to direct the execution of the Partnership Companies’ portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Manager to be useful or valuable to the performance of its investment advisory functions for the Company.

(k)           The Company agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to deliver any financial statements or other reports with respect to the Company.  If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors or the Independent Directors, as applicable, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained.

(l)            In performing its duties under this Section 2, the Manager shall be entitled to rely on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) employed by the Companies, the Manager or any Affiliate retained by the Manager at the Companies’ sole cost and expense.

SECTION 3.          RESTRICTIONS RELATING TO THE MANAGER AND AFFILIATES.

(a)           During the Initial Term and any Renewal Term, the Manager shall cause LNR and its Subsidiaries not to invest in any ROFO Investments unless LNR and its Subsidiaries shall have first complied with this Section 3(a):

(i)            With respect to the ROFO Investments in which LNR or any of its Subsidiaries desires to invest on its behalf and not on behalf of any of the Partnership Companies (a “ROFO Investment Opportunity”), the Manager shall notify the Independent Directors of the existence of a ROFO Investment Opportunity which notification shall (A) identify and describe the ROFO Investment Opportunity, (B) describe the price and other terms upon which such ROFO Investment Opportunity are to be purchased, (C) identify the persons or entities (if known) to which or with which the ROFO Investment Opportunity is to be purchased from, (D) all other significant terms and conditions of such investment opportunity and (E) the reasons the Manager declined to pursue and/or consummate such offer on behalf of the Partnership Companies; provided, however, that the Manager shall not be obligated to make notification pursuant to this Section 3(a)(i) if a ROFO Investment Opportunity does not fall within the provisions of the Guidelines or the Manager reasonably believes that the Company does not possess the legal or financial capacity to make investments in such ROFO Investments at such time.

(ii)           With respect to any portion of a ROFO Investment Opportunity in which the Independent Directors decline to invest in or fail to give the Manager written notice of their determination to have any of the Partnership Companies invest within five (5) Business Days of such notice, LNR and its Subsidiaries shall have one (1) year to invest in such ROFO Investment Opportunity.

(iii)          Any investment in a ROFO Investment Opportunity not consummated by LNR or its Subsidiaries during such one-year period shall be reoffered by the Manager pursuant to the procedures specified in this Section 3(a) prior to any investment therein or partnerships or joint ventures related thereto by LNR or its Subsidiaries.

(b)           The Manager agrees to comply with the investment guidelines (the “Guidelines”) of the Company as adopted by and from time to time amended by the Board of Directors (attached hereto as Exhibit A).

(c)           Nothing in this Agreement shall restrict Cerberus Capital Management, L.P. (“Cerberus”) or any of its Affiliates, other than LNR and persons controlled by LNR and its Subsidiaries, or prevent Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, investing in (except for as set forth in Section 3(a) solely with respect to LNR and its Subsidiaries), or rendering advisory services to others investing in, any type of commercial mortgage-backed securities, collateralized debt obligations, or other mortgage-backed securities, mortgages and other real estate debt, and commercial real estate (including, without limitation, investments that meet the principal investment objectives of the Company), whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company.

(d)           Except for compliance with Section 3(a) solely with respect to LNR and its Subsidiaries hereof, nothing in this Agreement shall in any way bind or restrict the Manager or any of its Affiliates from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates may be acting.  While information and recommendations supplied to the Companies shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, the Company acknowledges that they may be different from the information and recommendations supplied by the Manager or any Affiliate of the Manager to other investment companies, funds and advisory accounts.

(e)           The Companies shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that the Companies are not entitled to receive preferential treatment as compared with the treatment given by the Manager or any Affiliate of the Manager to any Person.

(f)            The Company hereby releases and disclaims any obligations to it by Cerberus and any of its Affiliates other than LNR and its Subsidiaries to provide to the Companies any Investments that they prepare to make on behalf of themselves or any related funds or accounts.

(g)           Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments.  When executing documents or otherwise acting in such capacities for the Companies, such Persons shall use their respective titles therein.

SECTION 4.          AGENCY.

The Manager shall act as agent of the Companies in making, acquiring, financing and disposing of Investments, disbursing and collecting each of the Companies’ funds, paying the debts and fulfilling the obligations of each of the Companies, supervising the performance of professionals engaged by or on behalf of each of the Companies and handling, prosecuting and settling any claims of or against each of the Companies, the Board of Directors, holders of any of the Companies’ securities or the Companies’ representatives or Investments.

SECTION 5.          BANK ACCOUNTS.

At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Companies (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Companies.

SECTION 6.          RECORDS; CONFIDENTIALITY.

The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company at any time during normal business hours upon two (2) Business Day’s advance written notice.  The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to nonaffiliated third parties except (i) with the prior written consent of the majority of the Board of Directors, (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources, rating agencies, and others in the ordinary course of any of the Companies’ business; (iv) to governmental officials having jurisdiction over any of the Companies; (v) in connection with any governmental or regulatory filings of any of the Companies or disclosure or presentations to any of the Companies’ investors; or (vi) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party.  The foregoing shall not apply to information which has previously become publicly available through the actions of a Person other than the Manager not resulting from the Manager’s violation of this Section 6.  Notwithstanding anything herein to the contrary, the Manager (and each employee, representative or other agent of the Manager) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Companies and any of their transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Manager relating to such tax treatment and tax structure.  The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

SECTION 7.          OBLIGATIONS OF MANAGER; RESTRICTIONS.

(a)           The Manager shall, as a precondition to any investment, require each seller or transferor of investment assets to any of the Partnership Companies to make such representations, warranties and covenants regarding such assets as may, in the reasonable judgment of the Manager, be necessary and appropriate or as advised by the Board of Directors and consistent with standard industry practice.  In addition, the Manager shall take such other action as it deems reasonably necessary or appropriate or as reasonably advised by the Board of Directors with regard to the protection of the Investments.

(b)           The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Guidelines, (ii) would materially adversely affect the status of the Company or any other relevant Partnership Company as a REIT under the Code or any of the Companies’ status as an entity excluded from the Investment Company Act or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by any of the Companies’ Governing Instruments.  If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments.

(c)           The Manager shall not knowingly (i) consummate any transaction that would involve the acquisition by any of the Companies of an asset in which the Manager or any Affiliate thereof has a material ownership interest or the sale by any of the Companies of an asset to the Manager or any Affiliate thereof, or (ii) under circumstances where the Manager is subject to an actual or potential conflict of interest, in the reasonable judgment of the Manager or the Board of Directors, because the Manager manages both the Company and another Person (not an Affiliate of the Company) with which the Company has a contractual relationship, take any action constituting the granting to such Person of a waiver, forbearance or other relief, or the enforcement against such Person of remedies, under or with respect to the applicable contract, unless such transaction or action, as the case may be and in each case, is approved by a majority of the Independent Directors; provided, that this Section 7(c) shall not apply to (A) any redemption of Common Units by the Company pursuant to the Operating Partnership Agreement and (B) the transactions pursuant to which the Companies acquire or acquired the Initial Portfolio (as such term is defined in the Registration Statement).

(d)           The Board of Directors shall have the right, but not the obligation, to review each proposed investment.  If a majority of the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines (including as a result of violation of the provisions of Section 7(c) above), then a majority of the Independent Directors may determine what corrective action, if any, can be taken.  The Manager shall be permitted to rely upon the certificate or other writing from the Secretary of the Company to evidence the approval of the Board of Directors or the Independent Directors with respect to a proposed investment.

(e)           The Manager shall at all times during the term of this Agreement maintain or cause to be maintained “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the Assets, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.

SECTION 8.          COMPENSATION.

(a)           During the Initial Term of this Agreement, as the same may be extended from time to time, the Company shall pay the Manager the Base Management Fee monthly in arrears commencing with the month in which this Agreement was executed (with such initial payment pro-rated based on the number of days during such month that this Agreement was in effect).

(b)           The Manager shall compute each installment of the Base Management Fee within fifteen (15) days after the end of the calendar month with respect to which such installment is payable.  A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only and subject in any event to Section 13 of this Agreement, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Base Management Fee shown therein shall be due and payable no later than the date which is five (5) Business Days after the date of delivery to the Board of Directors of such computation.

(c)           The Base Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13 of this Agreement.

(d)           In addition to the Base Management Fee, the Manager shall be granted restricted stock, options and other stock-based awards, in each case pursuant to the terms and conditions set forth in the 200[ ] Company’s Stock Incentive Plan.  Such awards shall be subject to additional grants on a pro rata basis if Deutsche Bank Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith as representatives of the several underwriters named therein, elect to exercise their over-allotment option pursuant to Section 2(c) of the Underwriting Agreement.  Subject to compliance with all applicable securities laws (including, without limitation, prohibitions on insider trading), the Manager shall have the right to allocate the awards granted to it pursuant to this Section 8(d) at its sole and absolute discretion to its officers, employees and other individuals who provide services to it at any time.  To the extent that such awards (or the Common Shares relating thereto) are not eligible to be registered for sale pursuant to a Registration Statement on Form S-8 relating to the Stock Incentive Plan, at the request of the Manager the Company agrees to file with the Securities and Exchange Commission as soon as reasonably practicable a shelf registration statement providing for the sale of such awards (or the Common Shares relating thereto) and to use its commercially reasonably efforts to cause such registration statement to be declared effective as promptly as practicable following such filing.

SECTION 9.          EXPENSES OF THE COMPANY.

The Company shall pay all of the Companies’ expenses and shall reimburse the Manager for documented expenses of the Manager or its Affiliates incurred on its or their behalf (collectively, the “Expenses”). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as any of the Companies’, together with the following:

(a)           expenses in connection with the review, issuance, transaction, due diligence and other costs incident to the acquisitions, disposition and financing of Investments or, if provided by the Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(b)           costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(c)           the compensation and expenses of the Company’s directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(d)           costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other costs) or any securities offerings of any of the Companies and any rating agency fees and related expenses;

(e)           expenses connected with communications to holders of securities of any of the Companies and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to its stockholders and proxy materials with respect to any meeting of the stockholders of the Company;

(f)            costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used for the Companies;

(g)           expenses incurred by managers, officers, employees and agents of the Manager for travel on any of the Companies’ behalf and other out-of-pocket expenses incurred by managers, officers, employees and agents of the Manager in connection with the purchase, monitoring, management, financing, refinancing, sale or other disposition of an Investment or establishment and maintenance of any credit facilities and other indebtedness or any securities offerings of any of the Companies;

(h)           costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

(i)            compensation and expenses of the Company’s custodian and transfer agent, if any;

(j)            the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(k)           all taxes and license fees;

(l)            all insurance costs incurred in connection with the operation of any of the Companies’ business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(m)          costs and expenses incurred in contracting with third parties, including Affiliates of the Manager, subject to compliance by the Manager with Section 2(e) hereof, for the managing, operating and overseeing of the assets themselves and the servicing and special servicing of Assets; provided, however, that costs and expenses incurred that relate to Portfolio Management Services and Monitoring Services shall not be included except to the extent that the services of third parties are necessary in connection with required Portfolio Management Services and Monitoring Services that are not in the ordinary course of the Companies’ businesses;

(n)           all other costs and expenses relating to any of the Companies’ business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, managing, operating, developing and disposing of Investments, including appraisal, reporting, audit, legal, brokerage and contractor fees;

(o)           expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for any of the Companies’ or Investments separate from the office or offices of the Manager;

(p)           expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of the holders of securities of any of the Companies, including, without limitation, in connection with any dividend reinvestment plan;

(q)           any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against any of the Companies, or against any trustee, director or officer of any of the Companies in his or her capacity as such for which any of the Companies is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

(r)            the Companies’ pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for any of the Companies’ operations; and

(s)           all other expenses actually incurred by the Manager which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall be responsible for the wages and salaries of the Manager’s officers and employees; provided, however, that this sentence shall in no way be deemed to limit the Manager’s right to be reimbursed for services provided by such officers and employees, if such services are reimburseable expenses pursuant to this Section 9.

The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

SECTION 10.        DOCUMENTATION OF EXPENSES.

The Manager shall prepare a statement documenting the Expenses of the Companies and the Expenses incurred by the Manager or its Affiliates on behalf of the Companies during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month.  Expenses incurred by the Manager or its Affiliates on behalf of the Companies shall be reimbursed by the Company to the Manager on the first Business Day of the month immediately following the date of delivery of such statement; provided, however, that such reimbursements may be offset by the Manager or its Affiliates against amounts due to the Companies.  The Independent Directors shall review all payments of Expenses to the Manager hereunder on a quarterly basis.  The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

SECTION 11.        EXCULPATION; INDEMNIFICATION.

(a)           The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and, notwithstanding any other provision of this Agreement, shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement.  Notwithstanding any other provision of this Agreement, the Manager, its members, managers, officers and employees will not be liable to any of the Companies, to the Board of Directors, or any of the Companies’ stockholders, members or partners for any acts or omissions by the Manager, its members, directors, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.

(b)           The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its members, directors, managers, officers and employees and each other Person, if any, controlling the Manager (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.

(c)           The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Companies, their respective stockholders, directors, members, partners, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) in respect of or arising from the Manager’s bad faith, willful misconduct or gross negligence or any claims by Manager’s employees relating to the terms and conditions of their employment by Manager.

(d)           The Manager shall not be liable to the Companies, the Independent Directors, or any of the Companies’ stockholders, members, or partners for any acts performed or omissions to act by any of the Companies in connection with the money or other property released to any of the Companies in accordance with the provisions of Section 17 of this Agreement.  The Companies shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to any of the Companies in accordance with the terms of Section 17 of this Agreement.

(e)           The provisions of this Section11 shall survive the expiration or earlier termination of this Agreement.

SECTION 12.        NO JOINT VENTURE.

Nothing in this Agreement shall be construed to make the Companies and the Manager partners or joint venturers or impose any liability as such on either of them.

SECTION 13.        TERM.

(a)           Unless this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until December 31, 2008 (the “Initial Term”) and shall be automatically renewed for a one-year term each anniversary date thereafter (a “Renewal Term”) unless at least two-thirds of the Independent Directors or the holders of at least a majority of the outstanding Common Shares vote against such automatic renewal on the basis of a reasonable determination that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company or (ii) the compensation payable to the Manager hereunder is unfair to the Company; provided, that the Company shall not have the right to terminate this Agreement under clause (ii) above if the Manager agrees to continue to provide the services under this Agreement at a fee that at least two-thirds of the Independent Directors determines to be fair pursuant to the procedure set forth below.

(b)           If the Company elects not to renew this Agreement at the expiration of the Initial Term or any such one-year extension term as set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section not less than 180 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), not less than 180 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the Company, no fewer than thirty (30) days prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement.  Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and at least two-thirds of the Independent Directors agree to the terms of the revised compensation to be payable to the Manager within thirty (30) days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement.  The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such thirty (30) day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) ten (10) days following the end of such thirty (30) day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

(c)           In the event that this Agreement is terminated in accordance with the provisions of Section 13(b) or Section 15(c), the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to the amount of four times the average annual Base Management Fee during the 12-month period immediately preceding the date of such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.  The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(d)           No later than 60 days prior to the expiration of the Initial Term or any Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective upon expiration of the then current term.

(e)           If this Agreement is terminated pursuant to this Section 13 or Section 15, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 6, 9, 11, 10, 13(c) and 16 of this Agreement.

SECTION 14.        ASSIGNMENT.

(a)           Except as set forth in Section 14(b) of this Agreement, this Agreement is not assignable, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors.  Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager.  This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

(b)           Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its Affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting.  In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement but not any monies of the Company being held by the Manager as custodian for the Company.

SECTION 15.        TERMINATION FOR CAUSE.

(a)           The Company may terminate this Agreement effective upon sixty (60) days’ prior written notice of termination from the Board of Directors to the Manager, without payment of any Termination Fee, if (i) the Manager materially breaches any provision of this Agreement and such breach shall continue for a period of thirty (30) days after the Manager’s receipt of written notice thereof specifying such breach and requesting that the same be remedied in such 30 day period, (ii) the Manager engages in any act of fraud, misappropriation of funds, or embezzlement against the Company, (iii) there is an event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement that causes material damage or diminution in value of the Assets or the Company, or (iv) there is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Manager (A) ceases, or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into a composition or arrangement with, creditors; (B) applies for, or consents (by admission of material allegations of a petition or otherwise)  to sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorized such application or consent, of proceedings to such end are instituted against application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days.

(b)           The Manager agrees that if any of the events specified above occur, it will give prompt written notice thereof to the Company’s Board of Directors after the Manager becomes aware of the occurrence of such event.

(c)           The Manager may terminate this Agreement effective upon thirty (30) days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

(d)           The Manager may terminate this Agreement, without payment of any Termination Fee, in the event the Company becomes regulated as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event.

SECTION 16.        ACTION UPON TERMINATION.

(a)           From and after the effective date of termination of this Agreement, pursuant to Section 13, 14, or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13 or Section 15(c), the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

(i)            after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii)           deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

(iii)          deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

(b)           The provisions of this Section 16 shall survive the expiration or earlier termination of this Agreement.

SECTION 17.        RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST.

The Manager agrees that any money or other property of the Companies held by the Manager under this Agreement shall be held by the Manager as custodian for the Companies, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Companies.  Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Companies any money or other property then held by the Manager for the account of the Companies under this Agreement, the Manager shall release such money or other property to the Companies within a reasonable period of time, but in no event later than forty-five (45) days following such request.

SECTION 18.        REPRESENTATIONS AND WARRANTIES.

(a)           The Company hereby represents and warrants to the Manager as follows:

(i)            The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company.

(ii)           The Company has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder.  No consent of any other person including, without limitation, stockholders or creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder.  This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii)          The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the charter or bylaws of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)           The Manager hereby represents and warrants to the Company as follows:

(i)            The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its Subsidiaries, taken as a whole.

(ii)           The Manager has the limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder.  No consent of any other person including, without limitation, members or creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder.  This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii)          The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the certificate of formation or operating agreement of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 19.        NOTICES.

Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)           If to the Company:
LNR Capital Corporation
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
Attention:  Chief Financial Officer

(b)           If to the Manager:
LNR Capital Management LLC
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
Attention:  General Counsel

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 20 for the giving of notice.

SECTION 20.        BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.  Each of the Company and the Manager agrees that the representations, warrantees, covenants and agreements of the Company contained herein are made on behalf of the Company and its wholly-owned Subsidiaries, and the representations, warranties, covenants and agreements of the Manager are for the benefit of the Company and its wholly-owned Subsidiaries.

SECTION 21.        ENTIRE AGREEMENT.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement.  This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

SECTION 22.        GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK.

SECTION 23.        NO WAIVER; CUMULATIVE REMEDIES.

No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 24.        HEADINGS.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

SECTION 25.        COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 26.        SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 27.        GENDER.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LNR CAPITAL CORPORATION

By:
Name:
Title:

LNR CAPITAL MANAGEMENT LLC

By:
Name:
Title:

Exhibit A

Guidelines

B-1